UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 7, 2010

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 7, 2010, Celadon Group, Inc., a Delaware corporation (the "Company"), entered into a $50 million five-year, revolving credit facility (the "Credit Agreement"). The obligations of the Company under the Credit Agreement are secured by substantially all of the Company's assets and guaranteed by Celadon Trucking Services, Inc., a New Jersey corporation and wholly-owned subsidiary of the Company, TruckersB2B, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Celadon E-Commerce, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Celadon Canada, Inc., an Ontario, Canada corporation and wholly-owned subsidiary of the Company, Quality Equipment Leasing, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Celadon Logistics Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.  The Credit Agreement will be used to refinance the Company’s existing credit facility and provide for ongoing working capital needs and general corporate purposes.  Bank of America, N.A., served as the lead arranger in the Credit Agreement and Wells Fargo Bank, N.A., (together with Bank of America, N.A., the "Lenders") participated in the Credit Agreement.  The Credit Agreement matures on December 7, 2015.

The Credit Agreement contains the following financial covenants: a minimum fixed charge coverage ratio of 1 to 1; a maximum lease adjusted total debt to EBITDAR ratio of 3.5 to 1; a minimum asset coverage ratio of 1.1 to 1; and a minimum tangible net worth of $100,000,000 adjusted quarterly and in certain other events.

Borrowings under the Credit Agreement are classified as either "base rate loans", "LIBOR loans", or "Euro dollar loans" at the option of the Company.  Base rate loans accrue interest at a base rate equal to Bank of America, N.A.'s prime rate. LIBOR loans or Euro dollar loans accrue interest at LIBOR or Euro dollar plus an applicable margin that is adjusted quarterly between 0.75% and 1.125% based on the Company’s lease adjusted total debt to EBITDAR ratio. An unused line fee that is adjusted quarterly between 0.15% and 0.25% is applied to the average daily amount by which the Lenders' aggregate revolving commitments under the Credit Agreement exceed the outstanding principal amount of revolver loans and the aggregate undrawn amount of all outstanding letters of credit issued under the Credit Agreement.

The Credit Agreement includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated, and the Lenders' commitments may be terminated.  The Credit Agreement contains certain restrictions and covenants relating to, among other things, dividends, liens, acquisitions and dispositions, affiliate transactions, and total indebtedness.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed with the Company's Form 10-Q for the quarter ending December 31, 2010.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under the Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01                      Regulation FD Disclosure.

On December 8, 2010, the Company issued a press release announcing the Credit Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Celadon Group, Inc. press release announcing new Credit Agreement

The information contained in Items 7.01 and 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the last paragraph of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 10, 2010	By:	/s/ Paul Will
Paul Will
President, Chief Operating Officer, and Assistant Secretary